EXHIBIT 4.1
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                                    AGREEMENT


         AGREEMENT, dated June 14, 2001 (this "Agreement"), between Antenna TV S.A., a Greek societe anonyme (the "Company") and Mr. Minos Kyriakou ("Kyriakou").

         WHEREAS, the Company made a number of investments in Athenian Capital Holdings S.A. ("ACH"), a diversified holding company listed on the Athens Stock Exchange, for an aggregate purchase price of U.S. $42.8 million (the "Aggregate Purchase Price") and now holds 5,294,680 ordinary shares, representing approximately 14.5% of the outstanding capital of ACH (the "ACH Shares");

         WHEREAS, the Company's investment in ACH has declined in value; and

         WHEREAS, Kyriakou, as the Chairman of the Board of the Company and a principal shareholder, is concerned about the decline in the Company's investment in ACH and the impact of such decline on the Company and its shareholders, and on the Company's ability to undertake additional future financings;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                     PUT OPTION OF THE ANTENNA ACH HOLDINGS
                     --------------------------------------

         1.1 PUT OPTION ON THE ACH SHARES ON DECEMBER 31, 2003. Subject to the terms and conditions herein set forth, Kyriakou agrees that if (i) on December 31, 2003 the Company continues to hold any of the ACH Shares and (ii) the value of the ACH Shares on such date (as measured based on average closing prices on the Athens Stock Exchange for the preceding 20 trading days) does not exceed euros 8.615 per ACH Share (the "Initial Purchase Price"), then Kyriakou or third parties designated by Kyriakou will conclude the purchase of (in any case in accordance with applicable regulations of the Athens Stock Exchange), the ACH Shares from the Company for an amount equal to the Initial Purchase Price per ACH Share, plus interest reflecting the Company's return on bank deposits for such period. If on December 31, 2003 the ACH Shares are not listed on the Athens Stock Exchange, the value of the ACH Shares for the purposes of clause (ii) above shall be determined by an independent third party mutually agreed upon by the Company and Kyriakou.

         1.2      PUT OPTION ON THE ACH SHARES PRIOR TO DECEMBER 31, 2003.

                  (a) Subject to the terms and conditions herein set forth, the Company agrees that if the Company elects at any time prior to December 31, 2003 to dispose of all

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or part of the ACH Shares, then the Company shall offer such ACH Shares first to
Kyriakou, by sending written notice (an "Offering Notice") to Kyriakou, which shall state (i) the number of ACH Shares proposed to be disposed of (the
"Offered Shares"); (ii) in the case of a negotiated sale, the proposed purchase price per Offered Share and in the case of market sale, the market price; and
(iii) the terms and conditions of such sale.

                  (b) If Kyriakou receives an Offering Notice, he shall have , by written notice to the Company within 15 days of receipt of the Offering Notice, to purchase the Offered Shares himself, or to designate third parties to do so, (in any case in accordance with applicable regulations of the Athens Stock Exchange), for the greater of (i) the Initial Purchase Price per Offered Share or (ii) the purchase price per share offered by a third party purchaser or, in the case of a market sale, the average of the closing prices on the Athens Stock Exchange for the preceding 20 trading days, plus, in all cases, interest reflecting the Company's return on bank deposits for the period the Offered Shares were held by the Company.

                  (c) If Kyriakou defaults on his obligation to purchase the Offered Shares or to designate third parties to do so pursuant to (b) above, and if (i) the Company sells all of the ACH Shares and (ii) the sale price (the "Sale Price") is less than the Aggregate Purchase Price, then Kyriakou will indemnify the Company with the difference between the Sale Price and the Aggregate Purchase Price, plus interest reflecting the Company's return on bank deposits for the period the ACH Shares were held by the Company.

                  (d) If Kyriakou defaults on his obligation to purchase the Offered Shares or to designate third parties to do so pursuant to (b) above, and if (i) the Company sells part of the ACH Shares (a "Partial Sale") and (ii) the Sale Price is less than the Initial Purchase Price per ACH Share, then Kyriakou will indemnify the Company with the difference between (A) the Initial Purchase Price multiplied by the number of ACH Shares sold in the Partial Sale and (B) the Sale Price multiplied by the number of ACH Shares sold in the Partial Sale, plus interest reflecting the Company's return on bank deposits for the period the ACH Shares were held by the Company.

         1.3 VALUATION OPINIONS. To the extent required by any agreement to which it is subject, the Company will obtain a valuation opinion for any transactions contemplated hereby.

         1.4 CERTAIN ADJUSTMENTS. The number of ACH Shares purchasable pursuant to this agreement, and the purchase price of such shares, shall be adjusted to reflect any restructuring or recapitalization of the capital stock of ACH.

                                   ARTICLE II

                                  MISCELLANEOUS
                                  -------------

         2.1 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

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                 if to the Company:

                 Antenna TV S.A.
                 Kifissias Avenue 10-12,
                 Maroussi 151 25
                 Athens Greece
                 Telecopy:  30-1-688-6516
                 Attention: Dr. Nikos Angelopoulos

                 if to Kyriakou:

                 c/o Antenna TV S.A.
                 Kifissias Avenue 10-12,
                 Maroussi 151 25
                 Athens Greece
                 Telecopy:  30-1-683-4416
                 Attention:  Mr. Minos Kyriakou


         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 2.1 designate another address or Person for receipt of notices hereunder.

         2.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

         2.3      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of the Company or Kyriakou in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Kyriakou at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Kyriakou from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Kyriakou, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

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         2.4      COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.5 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         2.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF GREECE.

         2.7 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

         2.8 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.


         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.



                                    ANTENNA TV S.A.


                                    By: /s/ Nikos Angelopoulos
                                        ---------------------------------------
                                        Name:   Nikos Angelopoulos
                                        Title:  Chief Financial Officer



                                        /s/ Minos Kyriakou
                                        ---------------------------------------
                                        Mr. Minos Kyriakou